Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

3 June 2021

052629.0004

TIAN RUIXIANG Holdings Ltd

21A Jingyuan Art Center

3 Guangqu Road

Chaoyang District

Beijing 100124

People’s Republic of China

Dear Sir or Madam

TIAN RUIXIANG Holdings Ltd (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the additional offering by the Company of certain units in an aggregate amount of up to US$6,000,000 with each unit consisting of one Class A ordinary share of par value US$0.001 per share of the Company (the Class A Ordinary Share) and one warrant to purchase one Class A ordinary share of par value US$0.001 per share of the Company (the Warrant Share, together with the Class A Ordinary Share, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

{HTFL00106457; 1}           Resident Partners: M Chu | JP Engwirda | A Johnstone

P Kay | MW Kwok | IN Mann | R Ng | ME Parrott

ATC Ridgers | PJ Sephton | X Yin

Bermuda legal services provided through an association with Zuill & Co.

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1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Valid Issuance of Shares. When allotted, issued and fully paid for in accordance with the Registration Statement, and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and non-assessable.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 5 March 2019;

2	The amended and restated memorandum and articles of association of the company as adopted by a special resolution passed on 21 April 2020 and effective immediately upon the completion of the Company’s initial public offering (the M&A);

3	The register of members and register of directors of the Company provided to us on 13 May 2021;

4	A certificate of good standing dated 13 May 2021 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing); and

5	A copy of the unanimous written resolutions of the directors of the Company dated 27 May 2021;

6	A copy of the written resolutions of the pricing committee of the board of directors of the Company dated 2 June 2021 (together with item 5 above, the Resolutions);

Copies of 1-6 above (together the Corporate Documents)

7	The Registration Statement.

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Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6	Resolutions. The Resolutions were duly adopted by written resolutions or at duly convened meetings and such meeting were held and conducted in accordance with the M&A. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

8	Proceeds of Crime. No monies paid to or for the account of any party under the transaction which is the subject of this opinion represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (2020 Revision) and the Terrorism Act (2018 Revision), respectively).

9	Consideration. Upon the issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

10	Warrants. Upon the exercise of the purchase rights for the Warrant Shares attached to the Warrants, the exercise price of the Warrants will not be less than the par value of the Class A Ordinary Shares in issue at the time of exercising the purchase rights attached to the Warrants.

11	No Implication. There is nothing under any law (other than the law of the Cayman Islands) or contained in the minute book or corporate records of the Company (which we have not inspected), which would or might affect the opinions set out above.

12	Registration Statement. The validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission prior to, or concurrent with, the sale of the Units pursuant to the Registration Statement.

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13	Prospectus. The prospectus contained in the Registration Statement, when declared effective will be substantially in the same form as that examined by us for purposes of this opinion.

14	NASDAQ Rules. The offering and the transactions contemplated thereunder complies with the requirements of the applicable rules of NASDAQ.

15	Invitation. No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Units of the Company.

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Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

4	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2020 Revision).

5	Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

6	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

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